UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2008

Finmetal Mining Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-51203	98-0425310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

666 Burrard Street, Suite 500, Vancouver, British Columbia, Canada V6C 2X8
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  (604) 601-2040

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Reverse Stock Split

On May 22, 2008, the Board of Directors of Finmetal Mining Ltd. (the “Registrant”) approved a one (1)-for-twenty (20) reverse stock split (the “Reverse Split”) of the Registrant’s Common Stock, par value $0.00001 per share (“Common Stock”), together with a corresponding reduction (from 100,000,000 to 5,000,000) in the number of authorized shares of the Registrant’s Common Stock. The Reverse Split was duly approved by the Board of Directors of the Registrant without shareholder approval in accordance with the authority conferred by Section 78.207 of the Nevada Revised Statutes.  The Registrant filed a Certificate of Change pursuant to Section 78.209 of the Nevada Revised Statutes (the "Certificate of Change") with the Nevada Secretary of State to effectuate the Reverse Split.  A copy of the Certificate of Change is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Pursuant to the Reverse Split, every twenty (20) shares of the Registrant’s issued and outstanding Common Stock as presently classified will, as of the close of business on the record date, be reclassified and combined into one (1) whole post-split share of the Registrant’s Common Stock. No fractional shares of the Registrant’s Common Stock will be issued in connection with the Reverse Split. Shareholders who are entitled to a fractional post-split share will receive in lieu thereof one (1) whole post-split share.

It is expected that the Reverse Split will be effected at the close of business on June 6, 2008 (the “Record Date”), and that the post-split shares will begin trading on the OTC Bulletin Board at the opening of business on June 9, 2008 (the “Effective Date”), or at such time thereafter as is reasonably practicable.

After the Reverse Split becomes effective, each shareholder's percentage ownership interest in the Registrant and proportional voting power will remain virtually unchanged except for minor changes that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of the Registrant’s Common Stock will be substantially unaffected by the Reverse Split. Any issued and outstanding options, warrants, and convertible securities would be appropriately adjusted for the Reverse Split automatically on the Record Date of the Reverse Split.

In connection with the Reverse Split there is no requirement that shareholders obtain new or replacement stock certificates. The presently issued certificates shall be deemed for all purposes to represent the number of post-split shares that result from the Reverse Split. Each shareholder of record of shares of the Registrant's Common Stock outstanding immediately prior to the Reverse Split may, but shall not be required to, contact the Registrant's Transfer Agent to exchange the certificates originally representing such shareholder’s shares of pre-split Common Stock for new certificates representing the number of whole shares of post-split Common Stock into which the shares have been converted. There may be a fee for such new certificates. Otherwise, new certificates shall be issued upon any transfer of shares of Common Stock after the Reverse Split. The contact information for the Registrant’s transfer agent is:

INTERWEST TRANSFER CO. INC.
1981 East 4800 South, Suite 100
Salt Lake City, Utah 84117
Phone: (801) 272-9294
Fax: (801) 277-3147

Name Change

On May 22, 2008, the Registrant filed Articles of Merger with the Secretary of State of Nevada to effectuate a merger whereby the Registrant would merge with its wholly-owned subsidiary, Amazon Goldsands Ltd., through a parent/subsidiary merger, with the Registrant as the surviving corporation.  This merger, which will become effective on June 6, 2008 after the Reverse Stock Split, is pursuant to Section 92A.180 of the Nevada Revised Statutes.  Shareholder approval for this merger was not required under Section 92A.180.  Upon the effective date of this merger, the Registrant's name will change to "Amazon Goldsands Ltd." and the Registrant's Articles of Incorporation will be amended to reflect this name change.

A copy of the Articles of Merger and Agreement and Plan of Merger as filed herewith as Exhibit 2.1 and 2.2, respectively, and are incorporated herein by reference.

Item 9.01.                                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
No.	Description
2.1	Articles of Merger
2.2	Agreement and Plan of Merger
3.1	Certificate of Change pursuant to NRS 78.209.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Finmetal Mining Ltd.

/s/  Daniel Hunter
Daniel Hunter
Chief Executive Officer, Principal Executive Officer
and Chairman of the Board of Directors

Date:  May 27, 2008